Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on
Form S-3 (333-174852) of W. P. Carey Inc. (“WPC”) of our report dated February 29, 2012, except with respect to our opinion on the financial statements insofar as it relates to the effects of discontinued operations as discussed in Notes 2, 6, 8, 10, 15, 16, 17 and 19 as to which the date is June 6, 2012, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of W.P. Carey & Co. LLC, which appears in W. P. Carey Inc.’s Current Report on Form 8-K dated October 19, 2012.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 29, 2012 relating to the financial statements and financial statement schedules of Corporate Property Associates 16- Global Incorporated, which are incorporated by reference in the W. P. Carey & Co. LLC’s Annual Report on Form 10-K for the year ended December, 31, 2011.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 5, 2012, except with respect to our opinion insofar as it relates to the effects of discontinued operations as discussed in Notes 2, 8, 13, 15, 16, and 18 as to which the date is June 6, 2012 relating to the financial statements of Corporate Property Associates 15 Incorporated, which appears in W. P. Carey Inc.’s Current Report on Form 8-K dated October 19, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 19, 2012